                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: December 5, 2001

                            THE QUIZNO'S CORPORATION
             (Exact name of registrant as specified in its charter)

        Colorado                        000-23174               84-1169286
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                 Identification No.)          File Number)

                   1415 Larimer Street, Denver, Colorado 80202
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (720) 359-3300

 Item 5. Other Events. Press Release, dated December 5, 2001, reporting the adjournment of the Company's special meeting of shareholders.

Exhibits

Exhibit 99.1    Copy of above press release.

                                         SIGNATURES
      Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly  caused  this report to be signed on its behalf by the  undersigned  hereunto  duly authorized.
                                            THE QUIZNO'S CORPORATION

Date: December 5, 2001                             By:/s/John L. Gallivan
                                                       John L. Gallivan
                                                       Chief Financial Officer

Exhibit 99.1

                    Re-convened Shareholder Meeting Adjourned

     DENVER - Colo. - December 5, 2001 - The Quizno's Corporation (Nasdaq: QUIZ)
(the  Company)  announced  today  that  it  adjourned  its  re-convened  Special
Shareholders  meeting  yesterday.  The  meeting  to vote on a merger of  Firenze
Corporation with and into the Company will re-convene at 8 a.m. Monday, December
10, 2001 at the Oxford Hotel in Denver.

     The  Company  said it plans  to  adjourn  next  Monday's  meeting  again to re-convene after the Company has had the opportunity to disseminate  information concerning  the latest  proposal from Fagan  Capital,  Inc. and  concerning  the response to that  proposal  from the Company  and the Special  Committee  of its
Board of Directors.

                                           - 30 -

For more information, contact:

Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, 720-359-3300